EX23(a)Independent Auditors' Consent



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 7 to Registration Statement No. 033-84480 of Northbrook Life Insurance Company on Form S-3 of our report dated February 23, 2001, appearing in the Annual Report on Form 10-K of Northbrook Life Insurance Company for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
April 6, 2001






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EX23(b)Consent of Foley & Lardner






                                   CONSENT OF
                                 FOLEY & LARDNER


     We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus contained in Post-Effective Amendment No. 7 to the Form S-3 Registration Statement of Northbrook Life Insurance Company (File No. 333-84480).



                                /s/  FOLEY & LARDNER
                                     ----------------
                                     FOLEY & LARDNER


Washington, D.C.
April 4, 2001